Exhibit 10.32

Exhibit 10.32 as filed with 10-K	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

THIRD AMENDMENT TO AMENDED AND RESTATED SERVICES AGREEMENT

This THIRD AMENDMENT TO THE AMENDED AND RESTATED SERVICES AGREEMENT (this “Third Amendment”) is made effective as of January 25, 2008 (the “Third Amendment Effective Date”) by and between DIRECTV, Inc., a California corporation (“DIRECTV”), and TiVo Inc., a Delaware corporation (“TiVo”) (collectively, the “Parties”).

Recitals

Whereas, the Parties entered into that certain Amended and Restated Services Agreement having an effective date of March 31, 2005 (the “Services Agreement”), that certain First Amendment to the Amended and Restated Services Agreement dated April 7, 2006 and that certain Second Amendment to the Amended and Restated Services Agreement dated July 25, 2007;

Whereas, the Parties wish to amend certain provisions in the Services Agreement and set forth additional understandings related thereto.

Now, Therefore, the Parties agree as follows:

Agreement

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Services Agreement.

1.	Approved Lead Generation. Exhibit C of the Services Agreement is deleted and replaced in its entirety with the text set forth on Attachment 1 to this Third Amendment.

2.	Effect of Amendment; Counterparts. Except as expressly modified herein, all other terms and condition of the Services Agreement shall remain in full force and effect. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

In Witness Whereof, TiVo and DIRECTV have duly executed this Third Amendment by their respective duly authorized officers.

TiVo Inc.		DIRECTV, Inc.

By:	/s/ Naveen Chopra	By:	/s/ Eric Shanks
Name:	Naveen Chopra	Name:	Eric Shanks
Title:	Vice President	Title:	Executive Vice President

Date:	2/1/2008	Date:	2/18/2008

Attachment 1

“EXHIBIT C

APPROVED LEAD GENERATION FUNCTIONALITY

To qualify as Approved Lead Generation Functionality, an instance of Lead Generation and Submission Functionality must:

1.	Not collect customer information from any end user of the DIRECTV DVR Receiver who does not affirmatively choose to receive a product, service or information, or to be included in a promotional mailing list about the products or services of the advertiser (such product, service, information, or inclusion in a promotional mailing list, the “Lead Gen Result”);

2.	Ensure that customer information of any end user of the DIRECTV DVR Receiver who elects to receive the Lead Gen Result is used [*] to provide the Lead Gen Result for a period of no more than [*] and such customer information is [*]; provided however, that the Advertiser may use such customer information [*] for a period of [*] and such customer information [*].

3.	Utilize a third party (other than the customer for the Lead Generation and Submission Functionality (the “Advertiser”)) approved by DIRECTV in its reasonable discretion, which is bound to non-use and non-disclosure obligations to DIRECTV at least as restrictive as those set forth herein to provide the Lead Gen Result; provided, however, that the Advertiser may use customer information from any end user of the DIRECTV DVR Receiver solely to provide the Lead Gen Result if the Advertiser executes a non-disclosure agreement in a form acceptable to DIRECTV in its sole and absolute discretion.

4.	Ensure that customer information is kept in strict confidence, using prudent methods to safeguard such customer information, including encryption and password protection, and ensuring that customer information is not transferred, sold or otherwise disclosed to any third party other than a permitted Advertiser without DIRECTV’s prior written consent.

5.	Ensure that such customer information provided to a permitted Advertiser does [*].

6.	Provide clear customer disclosure and communication as to the scope of use of collected customer information and the restrictions applicable thereto.

7.	Identify a toll-free number that customers can use to answer their questions.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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